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                                                                    EXHIBIT 10.2


                       FEDERAL HOME LOAN BANK OF SEATTLE
                           Seattle, Washington 98101

                           PROMISSORY NOTE NO. 74049
                Fixed Rate Advance / Special Financing Program *

For purposes of this promissory note the:
Issue Date shall be:      August 6, 1996
Maturity Date shall be:   August 6, 1998
Principal sum shall be:   THREE MILLION and NO/100 DOLLARS
                          ($3,000,000.00)
Interest Rate shall be:   SIX AND FOURTEEN HUNDREDTHS PER CENTUM PER ANNUN
                          (6.14000%) calculated on the actual number of days in the year

For value received, on Maturity Date, the undersigned maker ("Customer") promises to pay to the order of the FEDERAL HOME LOAN BANK OF SEATTLE ("Bank") the Principal Sum, with interest from Issue Date on the unpaid principal as follows: Interest Rate, payable at the Bank's office on the first day of each month that is a business day for the Bank. The final interest payment is payable on the last day this note is outstanding.

This Note is governed by and is subject to the agreements, terms and conditions contained in an instrument entitled "Advances, Security and Deposit Agreement" between the Customer and the Bank, the provisions of which are incorporated herein by reference. Advances are to be used for sound business purposes. Non-qualified thrift Lenders use funds for activities which support housing related purposes. Any Savings Association which does not meet qualified thrift Lender requirements is to notify the Bank of its ineligibility.

This Note may be prepaid in whole or in part. The Bank will charge a prepayment fee equal to the present value, at the time of such prepayment ("Prepayment Date"), of the difference between (a) the interest that would have been payable on the amount prepaid at the rate provided herein from the Prepayment Date to the maturity date of this Note ("Maturity Date") and (b) the interest that would be chargeable on an advance equal to the amount prepaid at a rate ("CO Rate") quoted by the Bank on the Prepayment Date for Federal Home Loan Bank Consolidated Obligations with similar remaining terms to maturity.
In the event that the Maturity Date is not the same as the term of any consolidated obligation then offered by the Bank, the rate present value shall be computed using such CO Rate as the discount rate, compounded monthly.

*Note: "CO Rate" quoted by the Bank for Special Financing Program will be based on specific costs related to the special financing and will typically be lower than Federal Home Loan Bank Consolidated Obligations with similar remaining terms to maturity.



IN WITNESS WHEREOF, the Customer, by authority of its Board of Directors or other governing body, confirms its application for the Advance evidenced hereby and has caused this Note to be executed and delivered by its duly designated and authorized Officers.

                        Cowlitz Bank, Longview, WA 09014
                                   (Customer)


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By: /s/ Donna P. Gardner       , its Senior Vice President and Chief Financial Officer
   ----------------------------      -------------------------------------------------
          (Signature)                                        (Title)

        Donna P. Gardner
  -----------------------------
  (Typed name)


Attest: /s/ Charles W. Jarrett , its President and Chief Executive Officer
       ------------------------      -------------------------------------------------
             (Signature)                                      (Title)

            Charles W. Jarrett
       ------------------------
              (Typed name)
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